SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT



   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 1997
                                                (August 28, 1997)

                       Wellsford Real Properties, Inc.
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           (Exact name of registrant as specified in its charter)

       1-12917                                   13-3926898
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(Commission File Number)                (IRS Employer Identification No.)

                                  Maryland
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               (State or other jurisdiction of incorporation)

                 610 Fifth Avenue, New York, New York 10020
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                  (Address of principal executive offices)
                                 (Zip code)

                               (212) 333-2300
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            (Registrant's telephone number, including area code)

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Item 2.   Acquisition or Disposition of Assets

Wellsford Commercial

On August 28, 1997, Wellsford Real Properties, Inc. ("WRP"), through its subsidiary Wellsford Commercial Properties Trust ("WCPT"), in a joint venture with WHWEL Real Estate Limited Partnership ("Whitehall"), an affiliate of Goldman, Sachs & Co., formed a private real estate operating company, Wellsford/Whitehall Properties, L.L.C. ("Wellsford Commercial"). Wellsford Commercial will focus initially on opportunistic acquisitions of underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through redevelopment. Wellsford Commercial's initial target markets include New York, New Jersey, Connecticut and the Boston and Washington D. C. metropolitan areas. WCPT will manage Wellsford Commercial on a day-to-day basis, and certain major decisions will require the consent of both partners. WCPT intends to qualify as a real estate investment trust ("REIT") and has a 50.1% interest in Wellsford Commercial. Except in certain limited circumstances, all of WRP's office property activities will be conducted through Wellsford Commercial.

Wellsford Commercial will initially own and operate nine properties containing approximately 2.0 million square feet ("SF") of office space in New Jersey and Washington, D.C. The initial properties consist of the Pointview Corporate Park, 1700 Valley Road, 1800 Valley Road, the Greenbrook Corporate Center and the Chatham office building, which were contributed by WRP upon formation of Wellsford Commercial, and 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 1275 K Street, which were contributed by Whitehall upon formation of Wellsford Commercial. The properties contributed by Whitehall were encumbered by approximately $48 million of debt bearing interest at LIBOR plus 3% which was assumed by Wellsford Commercial. Three additional properties in New Jersey and Boston, representing approximately $30 million in value, are under contract and are expected to be closed within 60 days. Upon closing of such acquisitions, Wellsford Commercial will have land sites adjacent to its developed properties allowing for over 1.0 million SF of additional development.

WRP is entitled to incentive compensation equal to 17.5% of available cash after a return of capital and a 17.5% return on equity ("IRR") to WRP and Whitehall, and 22.5% of available cash after a 22.5% IRR to such partners. WRP and Whitehall have committed to make additional equity contributions of $50 million each for new acquisitions, capital needs, and working capital. Whitehall may exchange the membership units it receives in Wellsford Commercial relating to capital contributions in excess of an additional $25 million up to an additional $50 million, for shares of WRP Common Stock or, in WRP's sole discretion, cash, based upon the price paid for such membership units and the current market value of WRP Common Stock. Wellsford Commercial is currently negotiating a $150 million credit facility to fund future growth.

In connection with the transactions described above, WRP issued 5,000,000 warrants (the "Warrants") to Whitehall. Each Warrant is exercisable for five years for either .826446 shares of WRP Common Stock or the cash equivalent based upon the market value of such shares subject to certain adjustments. The exercise price for each Warrant is payable either by one membership unit in Wellsford Commercial or $10.00 in cash.

In addition, WRP entered into a Term Loan Agreement ("TLA") with Wellsford Commercial pursuant to which WRP would loan to Wellsford Commercial up to approximately $86.3 million for a period of 90 days ending on November 26, 1997. Approximately $61.7 million has been advanced under the TLA. The loan bears interest at LIBOR plus 3% and may be extended for an additional 90 days at LIBOR plus 4%.

Item 5.   Other Events

Value Property Trust

On August 29, 1997, WRP entered into a letter of intent with Value Property Trust (NYSE: VLP), a real estate investment trust, pursuant to which WRP would acquire VLP in a merger transaction for cash and stock valued at approximately $169 million.

Pursuant to the terms of the contemplated merger agreement, WRP would pay to VLP shareholders $112 million in cash and issue an aggregate of approximately
4.8 million shares of its Common Stock resulting in each VLP shareholder receiving $10 in cash and 0.4259 common shares of WRP for each share of VLP. The amount of cash will increase and the number of shares of Common Stock will decrease in the event WRP's shareholders do not approve the issuance of
such WRP shares.   VLP primarily owns 21 properties (with 2.1 million SF) and currently has approximately $64 million in net cash. The portfolio is diversified both by property type and geographic location. Seven office/industrial properties with 600,000 SF are located in Southern California and 14 office/industrial and retail properties with 1.5 million SF are located primarily throughout the mid-Atlantic region.

The letter of intent provides that VLP will negotiate the terms of a definitive agreement exclusively with WRP until September 19, 1997. The closing of the transaction under such agreement will be subject to the satisfaction of various closing conditions, including approval of VLP shareholders. The proposed acquisition, which will be accounted for as a purchase, is expected to be completed by December, 1997 or January, 1998.

The Abbey Company

On August 28, 1997, WRP and Morgan Guaranty Trust Company of New York ("MGT") originated a $70 million secured credit facility to affiliates of The Abbey Company, Inc. ("Abbey"), an owner and operator of office, industrial and retail properties in Southern California.

The loan facility will be made available to Abbey for three years. Advances under the facility can be made for up to 80% of the value of the borrowing base collateral which will initially consist of 10 properties (all of Abbey's currently owned properties), all cross-collateralized, totaling approximately
1.1 million SF and having an average occupancy rate of 94%. The initial advance under the facility was for approximately $48.4 million.

Under the terms of its participation agreement with MGT, WRP will take a 50% junior participation on all advances under the facility. Payments on WRP's participation will be subordinated to those due MGT. WRP will be entitled to receive interest on its advances under the facility at LIBOR plus 400 basis points.

Abbey is a fully integrated real estate company owning properties in Southern California. It is owned 90% by Don Abbey and 10% by Mace Siegel and associates. Mr. Siegel is the Chairman of Macerich, a $1 billion REIT traded on the New York Stock Exchange.

Item 7.   Financial Statements, Proforma Financial Information and Exhibits

     (A)  Financial Statements

     The financial statements required to be filed with this Report on Form 8-K will be filed under cover of a Form 8-K/A as soon as practicable, but not later than 60 days after the date that this Report on Form 8-K must be filed.

     (B)  Proforma Financial Information

     The proforma financial information required to be filed with this Report on Form 8-K will be filed under cover of a Form 8-K/A as soon as practicable, but not later than 60 days after the date that this Report on Form 8-K must be filed.

     (C)  Exhibits

2.1 Limited Liability Company Operating Agreement of Wellsford/Whitehall Properties, L.L.C. dated as of August 28, 1997.
4.1 Warrant Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and United States Trust Company of New York, as warrant agent, and Warrant Certificate No. 1 of Wellsford Real Properties, Inc. for 5,000,000 Warrants registered in the name of WHWEL Real Estate Limited Partnership.
10.1 Term Loan Agreement between Wellsford Real Properties, Inc. and Wellsford/Whitehall Properties, L.L.C. dated as of August 28, 1997.
10.2 $61,699,440 Term Note A, dated August 28, 1997, payable to the order of Wellsford Real Properties, Inc. by Wellsford/Whitehall Properties, L.L.C.
10.3 Letter Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and WHWEL Real Estate Limited Partnership, relating to warrants to be issued to WHWEL Real Estate Limited Partnership.
10.4 Revolving Credit Agreement for $70 million, dated as of August 28, 1997, between AP-Anaheim LLC, AP-Arlington LLC, AP-Atlantic LLC, AP-Cityview LLC, AP-Farrell Ramon LLC, AP-Palmdale LLC, AP-Redlands LLC, AP-Victoria LLC, AP-Victorville LLC, AP-Sierra LLC, each a California limited liability company (collectively, the "Abbey Affiliates"), as Borrower, and Morgan Guaranty Trust Company of New York, as Lender.
10.5 Loan Participation Agreement, dated as of August 28, 1997, between Morgan Guaranty Trust Company of New York and Wellsford Real Properties, Inc.
10.6 $70 million promissory note, dated August 28, 1997, payable to the order of Morgan Guaranty Trust Company of New York by the Abbey Affiliates.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .


                                   Wellsford Real Properties, Inc.
                                   --------------------------------
                                            (Registrant)

                                   By:/s/ Gregory F. Hughes
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Date September 11, 1997                 Gregory F. Hughes
                                        Chief Financial Officer

                                Exhibit Index


2.1 Limited Liability Company Operating Agreement of Wellsford/Whitehall Properties, L.L.C. dated as of August 28, 1997.

4.1 Warrant Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and United States Trust Company of New York, as warrant agent, and Warrant Certificate No. 1 of Wellsford Real Properties, Inc. for 5,000,000 Warrants registered in the name of WHWEL Real Estate Limited Partnership.

10.1 Term Loan Agreement between Wellsford Real Properties, Inc. and Wellsford/Whitehall Properties, L.L.C. dated as of August 28, 1997.

10.2 $61,699,440 Term Note A, dated August 28, 1997, payable to the order of Wellsford Real Properties, Inc. by Wellsford/Whitehall Properties, L.L.C.

10.3 Letter Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and WHWEL Real Estate Limited Partnership, relating to warrants to be issued to WHWEL Real Estate Limited Partnership.

10.4 Revolving Credit Agreement for $70 million, dated as of August 28, 1997, between AP-Anaheim LLC, AP-Arlington LLC, AP-Atlantic LLC, AP-Cityview LLC, AP-Farrell Ramon LLC, AP-Palmdale LLC, AP-Redlands LLC, AP-Victoria LLC, AP-Victorville LLC, AP-Sierra LLC, each a California limited liability company (collectively, the "Abbey Affiliates"), as Borrower, and Morgan Guaranty Trust Company of New York, as Lender.

10.5 Loan Participation Agreement, dated as of August 28, 1997, between Morgan Guaranty Trust Company of New York and Wellsford Real Properties, Inc.

10.6 $70 million promissory note, dated August 28, 1997, payable to the order of Morgan Guaranty Trust Company of New York by the Abbey Affiliates.